UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2013, Jeffrey B. Hackman notified Kforce Inc. (“Kforce”) of his decision to resign from his position as Chief Accounting Officer and Principal Accounting Officer effective September 20, 2013.

On August 26, 2013, Sara R. Nichols accepted the position of Chief Accounting Officer and Principal Accounting Officer effective September 20, 2013.

Ms. Nichols, age 41, is a Certified Public Accountant and graduated magna cum laude from Florida State University with a Bachelor of Science in Accountancy. From February 2009 until the effective date of her appointment as Chief Accounting Officer and Principal Accounting Officer, Ms. Nichols has served as Kforce’s Vice President, Finance where she has been responsible for overseeing all aspects of Kforce’s Finance Operations as well as its Business Performance and Assurance Services functions. From August 2007 through February 2009, Ms. Nichols served as Kforce’s Chief Accounting Officer and from May 2005 to August 2007, she served as Kforce’s Director of Business Process Management.

Ms. Nichols began her career with Arthur Andersen, LLP as an auditor and later as manager from September 1994 through May 2000. Prior to joining Kforce in May 2005, Ms. Nichols held finance management positions with TMP Worldwide’s eResourcing division and Cox Target Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

August 29, 2013	By:	/s/ DAVID M. KELLY
David M. Kelly,
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)